Exhibit 21

List of Subsidiaries

As of December 31, 2025 the Company has these wholly-owned subsidiaries located throughout the world, as follows:

1.Mannatech Australia Pty Limited
2.Mannatech Japan, G.K.
3.Mannatech Korea Co., Ltd.
4.Mannatech Limited (a New Zealand Company)
5.Mannatech Limited (a UK Company)
6.Mannatech Taiwan Corporation
7.Mannatech (International) Limited [Gibraltar]
8.Mannatech Singapore Solutions Pte. Ltd.
9.Mannatech Canada Corporation
10.Mannatech South Africa (Pty) Ltd
11.Mannatech Bermuda Holdings Limited
12.Mannatech (Gibraltar) Holdings Limited
13.Mannatech Swiss Holdings GmbH
14.Mannatech Swiss International GmbH
15.Mannatech Norge A/S
16.MTEX Mexico SRL CV
17.MTEX Mexico Services SRL CV
18.Mannatech Cyprus Limited
19.Mannatech Ukraine LLC
20.MTEX Hong Kong Limited
21.Meitai Daily Necessity & Health Products Co., Ltd.
22.Meitai Daily Necessity & Health Products Co., Ltd. Guangzhou Branch
23.Mannatech Netherlands B.V.
24.Mannatech Products Hong Kong Limited
25.Mannatech (Thailand) Co.,Ltd.